Press Release	Source: Advantage Capital Development Corp.

Advantage Capital Development Corp. Names Chief Compliance Officer

Veteran California Attorney to Head Up New Position

MIAMI--(October 3, 2005)--Advantage Capital Development Corp. (Pink Sheets: AVCP) announced today that its board of directors has named attorney Raphael Rosingana as the Company’s Chief Securities Compliance Officer. The Loomis, California-based Rosingana has been a practicing attorney for the past 33 years.

According to Advantage Capital Development Corp. President and CEO, Jeffrey Sternberg, Rosingana will provide high-level monitoring of all matters that pertain to the securities of the Company.

“We operate in a highly regulated atmosphere particularly in the age of Sarbanes-Oxley and we have an obligation to our shareholders to adhere to the highest standards possible,” said Sternberg. “The appointment of Raphael will provide daily, weekly and monthly monitoring of all of the Company’s securities issues.”

Rosingana, who has extensive experience in many facets of the law and accounting, is currently the managing partner and majority shareholder of Rosingana & Associates. Aside from an in-depth knowledge of securities law he has also served on the Board of Directors of several companies.

He is an honors graduate of both Golden Gate University School of Law in San Francisco and San Jose State University where he earned his undergraduate degree.

The Company also announced that David Goldberg and Craig Press have resigned from its Board of Directors effective September 30, 2005.

About Advantage Capital Development Corp.

Advantage Capital is a business development company, which operates specifically to meet the needs of small and emerging companies that need capital to grow. Business development companies, as defined under the Investment Act of 1940, are specifically designed to encourage the growth of small businesses. The rules provide certain financing advantages for companies that invest in small and emerging businesses. As a result, this will include investing in both public and private entities using certain types of debt and equity financing not normally available to other public companies.

Safe Harbor Statement: The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain of the statements contained herein, which are not historical facts, are forward- looking statements with respect to events, the occurrence of which involve risks and uncertainties. These forward-looking statements may be impacted, either positively or negatively, by various factors. Information concerning potential factors that could affect the Company is detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.

Contact:

Peter Nasca Associates, Inc., Miami
Peter Nasca, 305-937-1711
pnasca@pnapr.com